                                                                   EXHIBIT 10(m)

                              REPUBLIC BANCORP INC.
                           DEFERRED COMPENSATION PLAN
                (as amended and restated effective June 17, 1999)



                                      INDEX


                                                                         PAGE

Article 1    PLAN PURPOSE..................................................1

Article 2    DEFINITIONS...................................................1

Article 3    ELIGIBILITY...................................................2

Article 4    PARTICIPATION.................................................3

Article 5    GENERAL PROVISIONS............................................3

Article 6    DEFERRED COMPENSATION ACCOUNTS................................4

Article 7    PARTICIPANTS' RIGHTS UNSECURED................................5

Article 8    PAYMENT OF DEFERRED COMPENSATION..............................6

Article 9    VALUATION DATE................................................7

Article 10   DEATH OF PARTICIPANT..........................................8

Article 11   ALIENATION....................................................8

Article 12   TAX WITHHOLDING...............................................8

Article 13   PARTICIPANT CONSENT...........................................8

Article 14   SEVERABILITY..................................................9

Article 15   AMENDMENT AND TERMINATION.....................................9

Article 16   CLAIMS AND DISPUTES; ARBITRATION..............................9

Article 17   PLAN ADMINISTRATION..........................................12

                                   ARTICLE 1
                                  PLAN PURPOSE

         1.1 The purpose of this Republic Bancorp Inc. Deferred Compensation Plan (the "Plan") is to provide eligible key employees (herein together called "Key Employees") of Republic Bancorp Inc. and its subsidiary corporations (herein together called "Republic") with the opportunity to defer compensation. The Plan is also intended to establish a method of attracting and retaining persons whose abilities, experience and judgement can contribute to the long-term objectives of Republic.

         1.2 The Committee intends that the Plan be an unfunded, non-qualified deferred compensation plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Republic, and that contributions to or payments under the Plan shall be, when paid or otherwise made available to Participants, deductible by Republic pursuant to Sections 162 and 404(a)(5) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    ARTICLE 2
                                   DEFINITIONS

         As used in this Plan, the following terms shall have the meanings hereinafter set forth:

         2.1 "Base Salary" means the annual salary which is paid bi-weekly (or at other regular intervals) and any commission income and incentive payments which are paid at regular intervals to Republic Key Employees during the calendar year.

         2.2 "Beneficiary" means any person(s) or legal entity(ies) designated by the Participant or otherwise determined in accordance with
ARTICLE 5.

         2.3 "Board of Directors" means the Board of Directors of Republic Bancorp Inc.

         2.4 "Bonus" means the bonus or bonuses, if any, paid to Key Employees for a calendar year.

         2.5 "Committee" means the Personnel, Compensation and Nominating Committee of the Board of Directors.

         2.6 "Company" means Republic Bancorp Inc., a Michigan corporation, and its successors and assigns.

         2.7 "Compensation" means Base Salary and Bonus paid or otherwise payable by Republic.

         2.8 "Deferred Compensation" means Compensation deferred pursuant to the Plan.

         2.9 "Deferred Compensation Account" means the individual account maintained under the Plan for a Participant as determined under ARTICLE 6.

         2.10 "Deferred Compensation Election Form" means the standardized election form that each Participant must execute in accordance with ARTICLE 6 in order to participate in the Plan. An example of the initial Deferred Compensation Election Form is attached hereto as EXHIBIT 1.

         2.11     "Director" means a member of the Board of Directors.

         2.12 "Eligible Participant" means a Key Employee of Republic designated by the Committee as eligible to participate in the Plan.

         2.13 "Key Employee" means any management or highly compensated employee of Republic whom the Committee in its sole discretion decides is sufficiently important to the ongoing business objectives of Republic.

         2.14 "Participant" for any Plan Year means an Eligible Participant, for whom the Company establishes a separate Deferred Compensation Account solely for the benefit of such Eligible Participant, who elects to defer Compensation in accordance with the procedures set forth in ARTICLE 4.

         2.15 "Plan" means the Republic Bancorp Inc. Deferred Compensation Plan as embodied herein and as amended from time to time by the Board of Directors (or as amended prior to March 31, 1994 by the Committee).

         2.16 "Plan Year" means the twelve (12) month calendar year beginning January 1 and ending December 31, or such shorter period, as the case may be, in the year the Plan is adopted or terminated.

         2.17 "Republic" means Republic Bancorp Inc., its majority or wholly owned subsidiaries, Republic Bank, a Michigan corporation, Republic Bancorp Mortgage Inc., a Michigan corporation, Market Street Mortgage Corporation, a Michigan corporation, CUB Funding Corporation, a California corporation, and all additional majority or wholly owned subsidiaries designated by the Committee or the Board of Directors.

         2.18 "Valuation Date" means the last business day of each calendar quarter.

         2.19 The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural, unless a different meaning is plainly required by the context.

                                    ARTICLE 3
                                   ELIGIBILITY

         3.1 Each Key Employee who receives Compensation as an employee of Republic shall be eligible to participate in the Plan if selected by the Committee. The Committee has total discretion to determine who is eligible to participate on a Plan Year by Plan Year basis.

         3.2 Directors, who are not also employees of Republic, are not eligible to participate in the Plan.

                                    ARTICLE 4
                                  PARTICIPATION

         4.1 Subject to Section 4.2, to participate in the Plan and defer Base Salary and/or Bonus for a particular Plan Year, an Eligible Participant must make a valid election by executing and filing with the Committee, before the commencement of such Plan Year, a Deferred Compensation Election Form.

         4.2 Notwithstanding Section 4.1, a newly hired Key Employee who becomes an Eligible Participant after the first day of the Plan Year in which he/she is hired, may elect to participate in the Plan for such Plan Year with respect to future Compensation by filing a Deferred Compensation Election Form within 30 days after his/her initial date of employment.

         4.3 A Deferred Compensation Election Form, once executed and filed with the Committee, cannot be revoked for such current Plan Year's Compensation elected to be deferred pursuant to such form.

         4.4 A Participant will be vested in his/her entire Deferred Compensation Account balance, including any cumulative interest equivalent credited to such Account, at all times and will not be subject to forfeiture for any reason.

         4.5 A Participant is not required to defer Compensation for any subsequent Plan Year by reason of electing to defer Compensation for the current Plan Year or for elections already made for prior Plan Years. Compensation payable in future Plan Years can only be deferred by filing a Deferred Compensation Election Form for the appropriate Plan Year.

         4.6 The minimum amount of Compensation which may be deferred by an Eligible Participant for any Plan Year is $5,000 of Base Salary and $5,000 of Bonus. The maximum amount of Compensation which may be deferred for any Plan Year is 100% of an Eligible Participant's Bonus and 90% of his or her Base Salary for such Plan Year.

         4.7 Subject to the minimum deferral requirement of Section 4.6, if a Participant elects to defer less than 100% of his or her Base Salary or Bonus for such Plan Year, such deferral will be limited to even dollar amounts rounded to the closest $1,000 increment. In situations where the dollar amount of such particular type of Compensation is not yet fixed or determinable at the time an election to defer Compensation is made, Participants can elect to defer a stated percentage of such Compensation in 5% increments. Such percentage selected will, in turn, be rounded to the closest $1,000 increment when and if such Compensation amount becomes fixed and determinable.

                                    ARTICLE 5
                               GENERAL PROVISIONS

         5.1 No Participant, Eligible Participant or Beneficiary, shall have any right to any payment or benefit hereunder except to the extent provided in the Plan.

         5.2 The employment rights of any Participant or other Eligible Participant shall not be enlarged, guaranteed or affected by reason of the provisions of the Plan.

         5.3 If the Committee determines that any person to whom a payment is due hereunder is a minor, or is adjudicated incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due to such person to be made to the legal guardian for the benefit of the minor or incompetent, without responsibility of Republic or the Committee to see to the application of such payment, unless prior to such payment claim is made therefor by a duly appointed legal representative. Payments made pursuant to such power shall operate as a complete discharge of Republic, the Board of Directors and the Committee.

         5.4 Each Participant may designate any person(s) or legal entity(ies), including his/her estate, as his/her Beneficiary under the Plan in writing to the Committee. A Participant may at any time revoke or change his/her designation of Beneficiary by writing to the Committee. If no person or legal entity shall be designated by a Participant as his/her Beneficiary, or if no designated Beneficiary survives him/her, his/her estate shall be his/her Beneficiary.

         5.5 Any election made or notice given by a Participant pursuant to the Plan shall be in writing to the Committee, or to such representative as may be designated by the Committee for such purpose. Notice shall be deemed to have been made or given on the date received by the Committee or its designated representative.

         5.6 The validity of the Plan or any of its provisions shall be determined under, and it shall be construed and administered according to, the laws of the State of Michigan.

                                    ARTICLE 6
                         DEFERRED COMPENSATION ACCOUNTS

         6.1 Upon receipt of a Participant's valid Deferred Compensation Election Form, the Committee shall establish, as a bookkeeping entry only, a Deferred Compensation Account for the Participant. The Committee shall thereafter record in each Participant's Deferred Compensation Account for a particular Plan Year, the amount(s) which he/she elected to defer in accordance with ARTICLE 4, which would have otherwise been paid to the Participant during the subsequent Plan Year or Plan Years, as the case may be. Amounts of Base Salary deferred under the Plan shall be credited to the Deferred Compensation Accounts of Participants as of the first business day of the month following the date such amounts would have been paid to the Participants had they not been deferred. Amounts of Bonuses deferred under the Plan shall be credited to the Deferred Compensation Accounts of Participants as of the date such amounts would have been paid to the Participants had they not been deferred.

         6.2 The balance in a Participant's Deferred Compensation Account at any time will be calculated on a daily basis by: (i) aggregating all current and prior Plan Years' Deferred Compensation elected pursuant to ARTICLE 4; (ii) adding (subtracting) thereto the cumulative interest equivalent, whether positive or negative, earned on such Deferred Compensation computed in accordance with the rules of Sections 6.3; and (iii) from such total obtained, subtracting the aggregate payments made to the Participant in current and prior Plan Years in accordance with ARTICLE 8 and ARTICLE 10.

         6.3 Investment Options. A Participant's Deferred Compensation Account shall be deemed invested in one or more Investment Options selected by the Participant from a group of alternative investments designated by the Committee. If more than one Investment Option is selected, the allocation may not be less than $1,000 to any one Investment Option. The Committee shall establish a sub-account for each Investment Option selected and such sub-account shall be credited with earnings, losses and/or expenses of the selected investment.

         6.4 Transferring Deferred Compensation Account Balances. A Participant's Deferred Compensation Account balance may be transferred among Investment Options by filing an election with the Committee at least ten days prior to the end of a calendar quarter or at least ten days prior to other (more frequent) transfer dates established by the Committee. Any such election shall be effective on the first business day following the end-of-calendar-quarter or other transfer date, as the case may be. Any change in Investment Options elected by a Participant shall apply to the balance of his or her Account at the time of the election and also to subsequent Compensation deferrals credited to such Account. The Committee shall have no obligation to "re-balance" any Account to maintain particular ratios. For example, if a Participant elects to invest his/her account 50% in Option A and 50% in Option B, then the Account shall be allocated in that manner as of the effective date described above. Subsequent Compensation deferrals shall also be allocated 50% to Option A and 50% to Option B, notwithstanding a different ratio in values of the two sub-accounts at the time of the subsequent deferral.

         6.5 New Investment Options; Committee Discretion Limited. The Committee may at any time in its sole discretion add an Investment Option or Options. Further, the Committee may eliminate or modify the terms of an existing Investment Option on a prospective basis, so long as the dollar value of a Participant's Plan benefits accrued prior to such modification is not adversely affected thereby. If the Committee decides to eliminate or materially modify the terms of an existing Investment Option, it shall promptly notify Participants regarding the details of such decision. Following receipt of such notice, each Participant shall have a period of not less than ten business days within which to elect to convert all or a portion (in dollar or percentage increments as established by the Committee) of the affected sub-account(s) to any other Investment Option(s) then offered under the Plan, such election to take effect as of the effective date of the elimination or material modification.

                                    ARTICLE 7
                         PARTICIPANTS' RIGHTS UNSECURED

         7.1 Amounts credited to Deferred Compensation Accounts shall be dealt with in all respects as working capital of Republic. Therefore, the right of a Participant to receive any distribution hereunder shall be an unsecured claim against the general assets of Republic.

         7.2 No assets of Republic shall in any way be held in trust for, or be subject to, any claim by a Participant or his/her Beneficiary under the Plan. Further, neither Republic nor the Committee shall have any duty whatsoever to invest any amounts credited to any Deferred Compensation Accounts established under the Plan. However, the Company has created a Rabbi Trust to facilitate payment of the obligations under the Plan, and shall maintain and contribute to such trust so long it is consistent with the "unfunded" status of the Plan. A Participant shall have no right, title, or interest whatsoever in or to any investments which Republic may make (in trust or otherwise) to aid it in meeting its obligations hereunder.

                                    ARTICLE 8
                        PAYMENT OF DEFERRED COMPENSATION

         8.1 Commencement of Benefits. A Participant's Deferred Compensation Account balance shall commence to be paid the first business day of the month following the expiration of 60 days after the Participant's employment with Republic terminates on account of retirement, disability, death or termination of employment for any other reason (the "Benefit Commencement Date").

         8.2 Payment Method Election. At the time the first post-1998 Deferred Compensation Election Form is filed pursuant to ARTICLE IV, Participants must also elect the method of receiving payment of their Deferred Compensation Account balance. Each Participant shall elect to receive payment of his/her Deferred Compensation Account either in:

         (i)      one lump-sum on the Benefit Commencement Date; or

         (ii) annual installments over a specified period (elected in accordance with Section 8.4), beginning on the Benefit Commencement Date; provided that the undistributed balance of the Participant's Deferred Compensation Account shall be deemed to remain invested in one or more of the Investment Options available under ARTICLE VI, subject to the Participant's right to transfer Account balances in accordance with Section 6.4.

         8.3 Subject to the consent of the Committee, a Participant may file a request to change his/her prior election with respect to payment method (Section 8.2) and/or payment period (Section 8.4). Such new election must be filed with the Committee at least 365 days prior to the date on which payment of benefits would commence under either the original or the revised election. Only one such request will be approved for any Participant.

         8.4 Installment Payout Formula. If a Participant selects payment option (ii) of Section 8.2, the annual installment amount for a particular Installment Payment Year will be computed as follows:

                               $W=($X/[Y - Z])

              Where W =   Installment amount received by Participant in a
                          particular Installment Payment Year.

              Where X =   Participant's Deferred Compensation Account balance at
                          the end of prior Installment Payment Year (or on the Participant's Benefit Commencement Date in the case of the first installment payment).

              Where Y =   Number of years originally elected by Participant
                          for the payment period.

              Where Z =   Number of Installment Payment Years in the elected
                          payment period already elapsed.

For purposes of this Section 8.3 "Installment Payment Year" means the period commencing on the Participant's Benefit Commencement Date and ending on June 30th of the calendar year following the calendar year in which the Benefit Commencement Date falls, the 12-month period commencing on such June 30th and on each subsequent June 30th during the payment period elected under Section 8.4.

         8.5 Payment Period Election. At the time an Eligible Participant elects on the Deferred Compensation Election Form to be a Participant for any Plan Year, he/she shall concurrently elect the number of years, up to a maximum of fifteen (15), over which his/her Deferred Compensation Account shall be paid out to him from the Plan commencing on the Benefit Commencement Date following the termination of his/her employment with Republic.

         8.6 Automatic Payment Method and Payment Period Override. Notwithstanding the Participant's Payment Method Election and Payment Period Election made pursuant to Sections 8.2 and 8.4, respectively, in the case of Termination for Cause described in Section 8.7 or Death of Participant (ARTICLE
10), such Payment Method Election and Payment Period Election will be automatically changed to the lump-sum option contained in Section 8.2(i).

         8.7 Payment in Cash. All Deferred Compensation Account balances will be paid solely in cash.


         8.8 Termination for Cause. Termination for cause shall include gross negligence, willful misconduct or fraud against the Company or any of its subsidiaries, as determined by the Committee.

         8.9 Hardship Withdrawal. Upon application of any Participant and approval thereof by the Committee, the Participant may withdraw, by reason of hardship, part or all of his/her Deferred Compensation Account balance. "Hardship" shall mean an unanticipated emergency situation in the Participant's financial affairs beyond the Participant's control, including illness or an accident involving the Participant, his/her dependents or other members of his/her family, or any other significant financial emergency, as determined by the Committee in its sole discretion.

                                   ARTICLE 9
                                 VALUATION DATE

         9.1 As of each Valuation Date, the Deferred Compensation Account of each Participant shall be valued by the Committee. The current value, and the change in value from the prior valuation (whether positive or negative), shall be communicated in writing to each Participant within forty-five (45) days after such Valuation Date.

         9.2 Valuation Date shall, at a minimum, be four (4) times during a Plan Year as of the last business day of each of the quarterly periods ending on March 31, June 30, September 30 and December 31.



                                   ARTICLE 10
                              DEATH OF PARTICIPANT

         10.1 Notwithstanding the Payment Method Election and Payment Period Election made under Sections 8.2 and 8.4, respectively, if a Participant had a Deferred Compensation Account balance at the time of his/her death, his/her estate or Beneficiary shall be paid such balance in one lump-sum on the first business day of the month following the expiration of 60 days after the date of the Participant's death.

                                   ARTICLE 11
                                   ALIENATION

         11.1 Other than as provided in ARTICLE 10, anticipation, alienation, sale, transfer, assignment, pledge, levy, garnishment or other encumbrance of any payments from or benefits held under the Plan shall not be permitted or recognized, and to the extent permitted by law, no such payments or benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same.

                                   ARTICLE 12
                                 TAX WITHHOLDING

         12.1 Subject to Sections 12.2 and 12.3, Republic, or its authorized payroll master agent (if any), shall deduct from all payments under the Plan each Participant's share of any taxes required to be withheld by any Federal, state or local government. The Participants and their Beneficiaries, distributees and personal representatives will bear any and all Federal, foreign, state, local income taxes or any other taxes imposed on Participants on amounts under this Plan.

         12.2 FICA Taxes. Pursuant to Code Section 3121(v), Compensation deferred pursuant to the Plan is subject to FICA taxes at the time of deferral rather than at the time of distribution to the Participant. Accordingly, at the time of deferral, each Participant will be required to pay to Republic, either by payroll deduction or check, his/her share of FICA taxes due and payable; unless the Participant has already reached the maximum compensation levels, if any, subject to FICA at the time Compensation is deferred hereunder.

         12.3 Taxes Due at Deferral Date Other than FICA Taxes. If any of the taxes referred to in Section 12.1 are due at the time of deferral, instead of at the time of payout, each Participant will be required to pay to Republic, by payroll deduction or check, the Participant's share of any such taxes due and payable.

                                   ARTICLE 13
                               PARTICIPANT CONSENT

         13.1 By electing to defer compensation pursuant to the Plan, Participants shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company, the Board of Directors or the Committee with regard to the Plan. Such terms and consent shall also apply to, and be binding upon, the Beneficiaries, distributees and personal representatives and other successors in interest of each Participant.

                                   ARTICLE 14
                                  SEVERABILITY

         14.1 In the event any provision of the Plan would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain the particular provision that would make it invalid.

                                   ARTICLE 15
                            AMENDMENT AND TERMINATION

         15.1 Subject to all other provisions of the Plan, the Board of Directors (not the Committee), may at any time terminate the Plan.

         15.2 Subject to all other provisions of the Plan, the Board of Directors may at any time modify or amend any or all of the provisions of the Plan.

         15.3     [Deleted].

         15.4 Notwithstanding Sections 15.1 and 15.2, the Board of Directors will not make amendments or terminate the Plan if such amendments or termination would reduce a Participant's balance in his/her Deferred Compensation Account.

         15.5 In the event the Board of Directors terminates the Plan, the Committee shall give written notice to each Participant that his/her Deferred Compensation Account balance will be distributed in the manner initially elected by each Participant pursuant to ARTICLE 8, or in the discretion of the Board of Directors that each Participant's Deferred Compensation Account balance will be distributed in a lump sum.

                                   ARTICLE 16
                        CLAIMS AND DISPUTES; ARBITRATION

         16.1 Claims for benefits under the Plan shall be made in writing to the Committee. The Participant (or Beneficiary) may furnish the Committee with any written material he/she believes necessary to perfect his/her claim.

         16.2 A person whose claim for benefits under the Plan has been denied, or his/her duly authorized representative, may request a review upon written application to the Committee, may review pertinent documents, and may submit issues and comments in writing. The claimant's written request for review must be submitted to the Committee within sixty (60) days after receipt by the claimant of written notification of the denial of a claim. A decision by the Committee shall be made promptly, and not later than sixty (60) days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for proceeding, in which cases a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. The decision on review shall be in writing, shall include reasons for the decision, may include specific reference to the pertinent provision of the Plan on which the decision is based, and shall be written in a manner calculated to be understood by the claimant.

         16.3 Unless otherwise required by law, any controversy or claim arising out of or relating to the Plan or the breach thereof, including in particular any controversy relating to ARTICLES 8 or 10, shall be settled by binding arbitration in the City of Owosso in accordance with the laws of the State of Michigan by three arbitrators, one of whom shall be appointed by Republic, one by the Participant (or in the event of his/her prior death, his/her beneficiary-(ies)), and the third of whom shall be appointed by the first two arbitrators. If the selected (third) arbitrator declines or is unable to serve for any reason, the appointed arbitrators shall select another arbitrator. Upon their failure to agree on another arbitrator, the jurisdiction of the Circuit Court of Shiawassee County, Michigan shall be invoked to make such selection. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association except as hereinabove provided in 16.4 below. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Review by the arbitrators of any decision, action or interpretation of the Board of Directors or Committee shall be limited to a determination of whether it was arbitrary and capricious or constituted an abuse of discretion, within the guidelines of Firestone Tire & Rubber Co. v. Bruch, 489 U.S. 101 (1989). In the event the Participant or his/her Beneficiary shall retain legal counsel and/or incur other costs and expenses in connection with enforcement of any of the Participant's rights under the Plan, the Participant or Beneficiary shall not be entitled to recover from Republic any attorneys fees, costs or expenses in connection with the enforcement of such rights (including enforcement of any arbitration award in court) regardless of the final outcome; except that the arbitrators in their discretion may award reasonable attorneys fees and reasonable costs to the Participant in an arbitration initiated by the Participant following a Change in Control, to enforce the Participant's rights under the Plan, provided the Participant is the prevailing party in such arbitration.

         16.4   Any arbitration shall be conducted as follows:


         (i) The arbitrators shall follow the Commercial arbitration Rules of the American Arbitration Association, except as otherwise provided herein. The arbitrators shall substantially comply with the rules of evidence; shall grant essential but limited discovery; shall provide for the exchange of witness lists and exhibit copies; and shall conduct a pretrial and consider dispositive motions. Each party shall have the right to request the arbitrators to make findings of specific factual issues.

         (ii) The arbitrators shall complete their proceedings and render their decision within 40 days after submission of the dispute to them, unless both parties agree to an extension. Each party shall cooperate with the arbitrators to comply with procedural time requirements and the failure of either to do so shall entitle the arbitrators to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party. In the event the arbitrators do not fulfill their responsibilities on a timely basis, either party shall have the right to require a replacement and the appointment of new arbitrators.

         (iii) The decision of the arbitrator shall be final and binding upon the parties and accordingly a judgment by any Circuit Court of the State of Michigan or any other court of competent jurisdiction may be entered in accordance therewith.

         (iv) Subject to the provisions of Section 16.3 relating to reasonable attorneys fees and costs in an arbitration following a Change in Control, the costs of the arbitration shall be borne equally by the parties to such arbitration, except that each party shall bear its own legal and accounting expenses relating to its participation in the arbitration.

         16.5 Change of Control. For purposes of ARTICLE 16 of the Plan, a "Change of Control" shall occur if:

         (i) any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act), other than the Company or the existing management group of the Company becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act) of twenty-five percent (25%) or more of the Company's then outstanding voting securities;

         (ii) As defined in Section 16.6, the "Incumbent Board of Directors", cease to constitute a majority of the Board of Directors of the Company; or

         (iii) the business of the Company for which the Participant's services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including stock of a subsidiary of the Company).

         16.6 Incumbent Board of Directors. Incumbent Board of Directors shall mean those individuals who, as of December 16, 1993, constituted the Board of Directors or, alternatively, those members elected or nominated after December 16, 1993, who were approved for such election or nomination by a vote of at least a majority of the directors then comprising the Incumbent Board of Directors. Further, individuals shall be excluded whose initial assumption of office is or was in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as used in rule 14a-11 under the Securities Exchange Act).

         16.7 Every asserted claim to benefits or right of action by or on behalf of any Participant or Eligible Participant, past, present, or future, or any spouse, child, beneficiary or legal representative thereof, against Republic, the Board or the Committee arising out of or in connection with the Plan shall, irrespective of the place where such right of action may arise or be asserted, cease and be barred by the expiration of the earliest of: (i) one year from the date of the alleged act or omission in respect of which such right of action first arises in whole or in part, (ii) one year after the Participant's or Eligible Participant's termination of employment, or (iii) six months after notice is given to or on behalf of the Participant or Eligible Participant of the amount payable from the Participant's Deferred Compensation Account under the Plan.



                                   ARTICLE 17
                               PLAN ADMINISTRATION

         17.1 The responsibility for the general administration of the Plan and the responsibility for carrying out its provisions shall be placed with the Committee.

         17.2 Subject to the limitations of the Plan or the express powers reserved solely for the Board of Directors, the Committee shall from time to time establish rules for the administration and interpretation of the Plan and the transaction of its business. The determination of the Committee shall be conclusive concerning the content, import or meaning of any and all terms in the Plan.

         17.3 Any act which the Plan authorizes or requires the Committee to do may be done by a majority (expressed from time to time by a vote at a meeting or, in lieu thereof, a written consent) and shall constitute the action of the Committee, and shall have the same effect for all purposes as if assented to by all members of the Committee.

         17.4 The Committee may employ or retain agents to perform such clerical, accounting, and other services as they may require in carrying out the provisions of the Plan.

         17.5 The members of the Committee may authorize one or more of their members to execute or deliver any instrument, make any payment, or perform any other act which the Plan authorizes or requires the Committee to do.

         17.6 Any and all such costs in administering the Plan will be incurred and paid by Republic.

                              REPUBLIC BANCORP INC.

                  FIRST AMENDMENT TO DEFERRED COMPENSATION PLAN

                             (Adopted July 16, 1999)


         As authorized in Article XV of the REPUBLIC BANCORP INC. DEFERRED COMPENSATION PLAN ("Plan"), Republic Bancorp Inc. ("Company") amends the Plan effective June 17, 1999, as described below:

1.       SECTION 2.5 OF THE PLAN IS AMENDED TO READ:

                 2.5 "Committee" means the Personnel, Compensation and Nominating Committee of the Board of Directors.

2.       SECTION 2.17 OF THE PLAN IS RENUMBERED AND AMENDED TO READ:

                 2.18 "Valuation Date" means the last business day of each calendar quarter.

3.       SECTION 2.18 OF THE PLAN IS RENUMBERED AND AMENDED TO READ:

                 2.17 "Republic" means Republic Bancorp Inc., its majority or wholly owned subsidiaries, Republic Bank, a Michigan corporation, Republic Bancorp Mortgage Inc., a Michigan corporation, Market Street Mortgage Corporation, a Michigan corporation, CUB Funding Corporation, a California corporation, and all additional majority or wholly owned subsidiaries designated by the Committee or the Board of Directors.

4.       SECTIONS 4.1 AND 4.2 OF THE PLAN ARE AMENDED TO READ:

                  4.1 Subject to Section 4.2, to participate in the Plan and defer Base Salary and/or Bonus for a particular Plan Year, an Eligible Participant must make a valid election by executing and filing with the Committee, before the commencement of such Plan Year, a Deferred Compensation Election Form.

                  4.2 Notwithstanding Section 4.1, a newly hired Key Employee who becomes an Eligible Participant after the first day of the Plan Year in which he is hired, may elect to participate in the Plan for such Plan Year with respect to future Compensation by filing a Deferred Compensation Election Form within 30 days after his/her initial date of employment.

5. SECTIONS 6.3 THROUGH 6.8 OF THE PLAN ARE REPLACED BY SECTIONS 6.3 THROUGH 6.5, WHICH SHALL READ:

                  6.3 Investment Options. A Participant's Deferred Compensation Account shall be deemed invested in one or more Investment Options selected by the Participant from a group of alternative investments designated by the Committee. If more than one Investment Option is selected, the allocation may not be less than $1,000 to any one Investment Option. The Committee shall establish a sub-account for each Investment Option selected and such sub-account shall be credited with earnings, losses and/or expenses of the selected investment.

                  6.4 Transferring Deferred Compensation Account Balances. A Participant's Deferred Compensation Account balance may be transferred among Investment Options by filing an election with the Committee at least ten days prior to the end of a calendar quarter or at least ten days prior to other (more frequent) transfer dates established by the Committee. Any such election shall be effective on the first business day following the end-of-calendar-quarter or other transfer date, as the case may be. Any change in Investment Options elected by a Participant shall apply to the balance of his or her Account at the time of the election and also to subsequent Compensation deferrals credited to such Account. The Committee shall have no obligation to "re-balance" any Account to maintain particular ratios. For example, if a Participant elects to invest his/her account 50% in Option A and 50% in Option B, then the Account shall be allocated in that manner as of the effective date described above.

         Subsequent Compensation deferrals shall also be allocated 50% to Option A and 50% to Option B, notwithstanding a different ratio in values of the two sub-accounts at the time of the subsequent deferral.

                  6.5 New Investment Options; Committee Discretion Limited. The Committee may at any time in its sole discretion add an Investment Option or Options. Further, the Committee may eliminate or modify the terms of an existing Investment Option on a prospective basis, so long as the dollar value of a Participant's Plan benefits accrued prior to such modification is not adversely affected thereby. If the Committee decides to eliminate or materially modify the terms of an existing Investment Option, it shall promptly notify Participants regarding the details of such decision. Following receipt of such notice, each Participant shall have a period of not less than ten business days within which to elect to convert all or a portion (in dollar or percentage increments as established by the Committee) of the affected sub-account(s) to any other Investment Option(s) then offered under the Plan, such election to take effect as of the effective date of the elimination or material modification.

6.       SECTION 7.2 OF THE PLAN IS AMENDED TO READ:

                 7.2 No assets of Republic shall in any way be held in trust for, or be subject to, any claim by a Participant or his/her Beneficiary under the Plan. Further, neither Republic nor the Committee shall have any duty whatsoever to invest any amounts credited to any Deferred Compensation Accounts established under the Plan. However, the Company has created a Rabbi Trust to facilitate payment of the obligations under the Plan, and shall maintain and contribute to such trust so long it is consistent with the "unfunded" status of the Plan. A Participant shall have no right, title, or interest whatsoever in or to any investments which Republic may make (in trust or otherwise) to aid it in meeting its obligations hereunder.

7.       SECTIONS 8.2 AND 8.3 OF THE PLAN ARE AMENDED TO READ:

                  8.2 Payment Method Election. At the time the first post-1998 Deferred Compensation Election Form is filed pursuant to
         ARTICLE IV, Participants must also elect the method of receiving payment of their Deferred Compensation Account balance. Each Participant shall elect to receive payment of his/her Deferred Compensation Account either in:

                          (i)  one lump-sum on the Benefit Commencement Date; or

                          (ii) annual installments over a specified period
                  (elected in accordance with Section 8.4), beginning on the Benefit Commencement Date; provided that the undistributed balance of the Participant's Deferred Compensation Account shall be deemed to remain invested in one or more of the Investment Options available under Article VI, subject to the Participant's right to transfer Account balances in accordance with Section 6.4.

                  8.3 Subject to the consent of the Committee, a Participant may file a request to change his/her prior election with respect to payment method (Section 8.2) and/or payment period (Section 8.4). Such new election must be filed with the Committee at least 365 days prior to the date on which payment of benefits would commence under either the original or the revised election. Only one such request will be approved for any Participant.

8.       ARTICLE XV OF THE PLAN IS AMENDED TO READ:

                  15.1 Subject to all other provisions of the Plan, the Board of Directors (not the Committee), may at any time terminate the Plan.

                  15.2 Subject to all other provisions of the Plan, the Board of Directors may at any time modify or amend any or all of the provisions of the Plan.

                  15.3    [Deleted].

                  15.4 Notwithstanding Sections 15.1 and 15.2, the Board of Directors will not make amendments or terminate the Plan if such amendments or termination would reduce a Participant's balance in his/her Deferred Compensation Account.

                  15.5 In the event the Board of Directors terminates the Plan, the Committee shall give written notice to each Participant that his/her Deferred Compensation Account balance will be distributed in the manner initially elected by each Participant pursuant to ARTICLE 8, or in the discretion of the Board of Directors that each Participant's Deferred Compensation Account balance will be distributed in a lump sum.

9.       EXCEPT AS AMENDED ABOVE, THE PLAN CONTINUES IN FULL FORCE AND EFFECT.

The foregoing Amendment was approved by the Company's Board of Directors on July 16, 1999.

                                                ATTEST:


                                                /s/ Debra A. Hanses
                                                -------------------------------
                                                Senior Vice President